EMPLOYMENT AGREEMENT
                              --------------------

         This Employment Agreement (the "Agreement") is made as of this 8th day of October, 1998, by and between Peter Weaver (the "Executive") and Marker International, a Delaware corporation (the "Corporation").

                                   WITNESSETH:
                                   -----------

         WHEREAS, the Corporation desires to employ the Executive, and the Executive desires to accept such employment, under the terms and conditions of this Agreement.

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:.

     1. Employment. The Corporation hereby employs the Executive, and the Executive hereby accepts employment as the Corporation's President and Chief Executive Officer, under the terms and conditions set forth herein.

     2. Term. Subject to paragraph 8, the Executive shall be employed hereunder for a period of five (5) years commencing on October 8, 1998 and ending on October 7, 2003 (the "Term").

     3. Duties. During the Term, the Executive shall report to the Corporation's Board of Directors (the "Board") and perform such duties and responsibilities commensurate 'with his position of President and Chief Executive Officer as the Board may determine. Executive shall devote his entire working time to the business of the Corporation and its affiliates and shall use his best efforts, skills and abilities in his diligent and faithful performance of his duties and responsibilities hereunder. During the Term, Executive shall not engage in any other business activities or hold any office or position, regardless of whether any such activity, office or position is pursued for profit or other pecuniary advantage, without the prior consent of the Board; however, Executive may own, solely as an investment, one percent (1%) or less of the securities of any publicly traded corporation.

     4. Principal Place of Performance. During the Term, the Executive shall be based at the principal executive offices of the Corporation or any of its subsidiaries, as may be determined from time to time by the Board, including, without limitation, the Corporation's production facility in Eschenlohe, Germany; provided further the Executive acknowledges that he will be required to travel in connection with the business of the Corporation and its affiliates.

     5. Compensation and Related Matters. As full compensation for the Executive's performance of his duties and responsibilities hereunder during the Term, the Corporation shall pay the Executive the compensation and provide the benefits set forth below:

         a. Base Salary. The Corporation shall pay the Executive an annual salary ("Base Salary") of Three Hundred Thousand Dollars ($300,000), less required deductions, payable in -accordance with the Corporation's payroll practices. The Board shall review the Executive's Base Salary on an annual basis and may, at its sole discretion, increase same.

         b. Signing Bonus. The Corporation shall pay the Executive a one-time signing bonus of Fifty Thousand Dollars ($50,000), less required deductions, payable upon the execution of this Agreement on behalf of the Executive and the Corporation.

         C. Bonus. The Executive shall be eligible to receive an annual performancebased bonus as the Board may, in its sole discretion, award.

         d. Options. On or prior to December 31 , 1998, the Corporation shall grant the Executive options to purchase 900,000 shares of the Corporation's Common Stock, par value $.01 per share, at an exercise price equal to the closing price of such common stock on the date of the grant. Such options shall be issued pursuant to, and subject to the terms of, the Corporation's Stock Option Plan. The shares shall vest in the following manner: (i) 600,000 shares on the date of grant (the "Issue Date"); (ii) 200,000 shares on the first anniversary of the Issue Date; and (iii) 100,000 shares on the second anniversary of the Issue Date. Anything herein or elsewhere to the contrary notwithstanding, all 900,000 shares shall vest immediately upon a "Change in Control". A "Change in Control" as used herein shall be deemed to have occurred if:

         (i) a third person, including a ",group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), but excluding any employee benefit plan or plans of the Corporation and its subsidiaries and affiliates and any current shareholders of the Corporation, becomes the beneficial owner, directly or indirectly, of fifty-one percent (51%) or more of the combined voting power of the Corporation's outstanding voting securities ordinarily having the right to vote for the election of directors of the Corporation; or

         (ii) the individuals who, as of the date hereof, constitute the Board (and as of the date hereof the "Incumbent Board") cease for any reason to constitute at least one-half (1/2) of the Board, or in the case of a merger or consolidation of the Corporation, do not constitute or cease to constitute at least one-half (1/2) of the board of directors of the surviving company (or in a case where the surviving corporation is controlled, directly or indirectly, by another corporation or entity, do not constitute or cease to constitute at least one-half (1/2) of the board of such controlling corporation or do not have or cease to have at least one-half (1/2) of the voting seats on any body comparable to a board of directors of such controlling entity); provided that any person becoming a director (or, in the case of a controlling non-corporate entity, obtaining a position comparable to a director or obtaining a voting interest in such entity) subsequent to the date hereof whose election, or nomination for election, was approved by a vote of the persons comprising at least one-half

                  (1/2) of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

         (iii) there is a liquidation or dissolution of the Corporation or a sale of all or substantially all of the assets of the Corporation; or

         (iv) if the Corporation enters into an agreement or series of agreements or the Board passes a resolution which will result in the occurrence of any of the matters described in subsections (i), (ii) or (iii), and the Executive's employment is terminated (other than by the Executive) subsequent to the date of execution of such agreement or series of agreements or the passage I of such resolution, but prior to the occurrence of any of the matters described in subsections (i), (ii) or
                  (iii) then, upon the occurrence of any of the matters described in subsections (a), (a) or (air), a Change of Control shall be deemed to have retroactively occurred on the date of the execution of the earliest of such agreement(s) or the passage of such resolution.

         e. Benefits. The Executive shall be eligible to receive medical and life insurance and such other benefits and perquisites under terms and conditions no less favorable than those under which the Corporation generally makes such benefits and perquisites available to its senior executives.

         f. Vacation. The Executive shall be entitled to four (4) weeks paid vacation which will be accrued monthly on a pro-rata basis during each full calendar year and acknowledges that such vacation must be used in the calendar year in which it is accrued and may not be accumulated or carried over into subsequent years. The Executive may schedule the vacation as he elects, subject to the Corporation's business needs.

     6. Expenses. The Executive shall be reimbursed for reasonable and necessary outof-pocket expenses, including for travel and entertainment, upon presentation of appropriate receipts in accordance with the policies and procedures established by the Corporation.

     7. Offices. During the Term, the Executive agrees to serve without additional compensation, if elected or appointed thereto, as a director of the Corporation or any of its subsidiaries or affiliates, and in one or more executive positions for any of the Corporation's subsidiaries or affiliates.

     8. Termination. Anything herein to the contrary notwithstanding, the Executive's employment shall terminate immediately upon:

         a.    his death; or

         b. his "disability". For purposes of this Agreement, the term "disability" shall mean that the Executive has been unable to perform the duties and responsibilities required of him hereunder due to a physical and/or mental disability for a period of ninety (90) consecutive days or one hundred twenty
(120) non-consecutive days during any twelve (12) month period. During the first sixty (60) days of any such period of disability, the Executive shall continue to receive his Base Salary provided that he assigns to the Corporation any insurance benefits that he receives or is eligible to receive, such as short term disability and workers compensation, during such period; or

         C. the existence of "cause." For purposes of this Agreement, the term "cause" shall mean that the Corporation, in the reasonable judgment of the Board, has determined that:

         (i)       Executive   has   failed  to  perform   his   duties   and/or
                   responsibilities under this Agreement in a satisfactory manner and such failure shall be continuing for the fifteen
                   (15) day period following his receipt of a written notice from the Board notifying him of the Board's determination; or

         (ii) Executive has engaged in dishonesty or unethical conduct in his dealings with or on behalf of the Corporation, has committed fraud, or has committed or been convicted of (or entered a plea of guilty or nolo contendere to) any crime involving dishonesty or moral turpitude; or

         (iii) Executive has materially breached any of the provisions of this Agreement; or

         (iv) Executive has engaged in any act or omission which is materially injurious to the financial condition or business reputation of the Company.

         d. If the Executive's employment is terminated, he or his beneficiaries or estate, as appropriate, shall, in full satisfaction of the Corporation's obligations under this Agreement, be entitled to receive (i) the Base Salary provided for herein up to and including the effective date of termination, prorated on a daily basis, (ii) payment for any accrued, unused vacation, (iii) medical benefit continuation at Executive and/or his dependent's expense as provided by law and (iv) benefits, if any, payable upon his death or disability (as defined herein), respectively.

     9.  Confidential    and    Proprietary    Information:     Non-Competition:
Non-Solicitation.

         a. Confidentiality. Except in the performance of Executive's duties hereunder, at no time during the Term or any time thereafter, shall Executive, individually or jointly with others, for his benefit or the benefit of any third party, publish, disclose, use or authorize anyone else to publish, disclose or use, any secret or confidential and proprietary information relating to any aspect of the business or operations of the Corporation or its subsidiaries or affiliates including, without limitation, any trade secret, marketing or business plans, suppliers, trade or industrial practices or subsidiaries or technology of the Corporation or its affiliates, whether or not the Corporation and/or its subsidiaries or affiliates have a patent (or applied for- a patent) regarding same. The Executive acknowledges and agrees that such information is a valuable asset of the Corporation and/or its subsidiaries or affiliates and is the sole exclusive proprietary of each of them, respectively. Upon the termination of Executive's employment, regardless of the reason for or circumstances giving rise to such termination or at any other time at the request of the Corporation, he shall immediately return to the Corporation all of the property of the Corporation or its subsidiaries or affiliates, including-, all such confidential and proprietary information, in his possession or control. Notwithstanding the foregoing, confidential and proprietary information shall not include information which (i) is or becomes generally available to the public or trade other than as a result of a disclosure by the Executive or any other person who directly or indirectly receives such information from the Executive or at his direction, or (ii) the Executive is required to disclose in accordance with his duties hereunder or by law in the course of any legal or administrative proceeding; provided, however, the Executive shall provide the Corporation with written notice of any such disclosure request and a copy of any related documents, such as a subpoena, within forty eight (48) hours of the Executive's receipt of same and before he discloses same.

         b. Non-Competition. During the Term and for two (2) years thereafter, the Executive agrees that he shall not, directly or indirectly, with or without remuneration, either as an employee, employer, consultant, agent, principal, partner, shareholder, corporate officer, director, manager, investor, advisor or in any other individual or representative capacity, engage or participate in any business or business activity that competes with the business of the Corporation or its subsidiaries or affiliates.

         c. Non-Solicitation. During the Term and for two (2) years thereafter, the Executive agrees that he shall not, directly or indirectly, engage, employ, or solicit for employment for himself or for any firm, person, corporation, partnership or otherwise, any person who is then an employee of the Corporation or its affiliates or was an employee of the Corporation or its subsidiaries or affiliates during the Term.

         d. Injunctive Relief The Executive acknowledges that a breach or threatened breach of any of the terms set forth in this paragraph 9 shall result in an irreparable and continuing, harm to the Corporation and/or its subsidiaries or affiliates for which there shall be no adequate remedy of law. The Corporation and/or its subsidiaries or affiliates shall, without posting a bond, be entitled to obtain injunctive and other equitable relief, in addition to any other remedies available to the Corporation and/or its affiliates.

         e.  Survival of Terms:  Representations.  The  Executive's  obligations under this paragraph 9 hereof shall remain in full force and effect notwithstanding the termination of Executive's employment. The Executive acknowledges that he is sophisticated in business, and that the restrictions and remedies set forth in this paragraph 9 do not create an undue hardship on the Executive and will not prevent Executive from earning a livelihood. Executive and Corporation agree that the restrictions and remedies contained in this paragraphs 9 are reasonable and necessary to protect Corporation's legitimate business interests regardless of the reason for or circumstances giving rise to such termination and that Executive and Corporation intend that such restrictions and remedies shall be enforceable to the fullest extent permissible by law. Executive agrees that given the sophistication of the information highway, any geographic limitation on such remedies and restrictions would deny Corporation the protection to which it is entitled hereunder. If it shall be found by a court of competent jurisdiction that any such restriction or remedy is unenforceable but would be enforceable if some part thereof were deleted or modified, then such restriction or remedy shall apply with such modification as shall be necessary to make it enforceable to the fullest extent permissible under law.

     10. Successors. This Agreement and Executive's performance hereunder are personal to the Executive and shall not be assignable by the Executive. This Agreement shall inure to the benefit of and be binding upon the Corporation and its successors and assigns. The Corporation shall require any successor to all or substantially all of the business and/or assets of the Corporation, whether directly or indirectly, by purchase, merger, consolidation, acquisition of stock, or otherwise, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Corporation would be required to perform if such succession had not taken place.

     11. Miscellaneous.

         a. Modification and Waiver. Any term or condition of this Agreement may be waived at any time by the party hereto that is entitled to the benefit thereof-, provided, however, that any such waiver shall be in writing and signed by the waiving party, and no such waiver of any breach or default hereunder is to be implied from the omission of the other party to take any action on account thereof A waiver on one occasion shall not be deemed to be a waiver of the same or of any other breach on a future occasion. This Agreement may be modified or amended only by a writing signed by all of the parties hereto.

         b. Governing Law. The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Utah. In any action or proceeding arising out of or relating to this Agreement (an "Action"), each of the parties hereby irrevocably submits to the non-exclusive jurisdiction of any federal or state court sitting in the State of Utah, Salt Lake Country, and further agrees that any Action may be heard and determined in such federal court or in such state court. Each party hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any Action in the State of Utah, Salt Lake Country. It is understood and agreed that this provision for jurisdiction and venue is part of the value consideration given by the Executive and relied upon by the Corporation in connection with the Executive's employment as contemplated hereby.

         C. Tax Withholding. The payments and benefits under this Agreement may be compensation and as such may be included in either the Executive's W-2 earnings statements or 1099 statements. The Corporation may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         d. Paragraph Captions. Paragraph and other captions contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

         e. Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

         f. Integrated Agreement. This Agreement constitutes the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, and supersedes any other employment agreements executed before the date hereof. There are no agreements, understandings, restrictions, representations or warranties between the parties other than those set forth herein or herein provided for.

         g. Interpretation: Counterparts. No provision of this Agreement is to be interpreted for or against any party because that party or that party's legal representative drafted such provision. For purposes of this Agreement: "herein," hereby," "hereinafter," "herewith," "hereafter" and "hereinafter" refer to this Agreement in. its entirety, and not to any particular subsection or paragraph. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

         h. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand delivery, or by facsimile (with confirmation of transmission), or by overnight courier, or by registered or certified mail, return receipt requested, postage prepaid, in each case addressed as follows:

         If to the Executive:
         --------------------

         Peter Weaver
         P.O. Box 981418
         Park City, Utah 84098

         If to the Corporation:
         ----------------------

         Marker International
         1070 West 2300 South
         Salt Lake City, Utah 84119

         Attention: John McMillian
                    Chairman of the Board of Directors

         Copy To:
         --------
         Stroock & Stroock & Lavan LLP
         180  Maiden Lane
         New York, New York 10038
         Attention: Mark Rosenbaum, Esq.


or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by addressee.

         i. No Limitations. The Executive represents his employment by the Corporation hereunder does not conflict with, or breach any confidentiality, non-competition or other agreement to which he is a party or to which he may be subject.

         I. WAIVER OF JURY TRIAL: COST OF ENFORCEMENT. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. IN THE EVENT IT IS NECESSARY FOR EITHER PARTY TO COMMENCE AN ACTION IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER FROM THE NON PREVAILING PARTY, ALL COSTS OF SUCH ACTION, INCLUDING REASONABLE ATTORNEYS FEES AND INCLUDING TRIAL AND APPELLATE PROCEEDINGS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES' ACCEPTANCE OF THIS AGREEMENT.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first above written.

MARKER INTERNATIONAL

                                          /s/ Peter Weaver
   -------------------------------------  -------------------------------------
By:   John McMillian                      Peter Weaver
      Chairman of the Board of Directors